Exhibit 5.1
     Richard B. Hirst
Senior Vice President — General Counsel
November 12, 2008
Delta Air Lines, Inc.
Hartsfield-Jackson Atlanta International Airport
Atlanta, Georgia 30320-6001

Re:	Delta Air Lines, Inc.
Registration Statement on Form S-3
Ladies and Gentlemen:
     I am Senior Vice President — General Counsel of Delta Air Lines, Inc., a Delaware corporation (the “Company”). My opinion has been requested in connection with the issuance of 57,500,000 shares of Common Stock of the Company, par value $0.0001 per share (the “Shares”), pursuant to the Company’s Registration Statement on Form S-3, as filed with the Securities and Exchange Commission (the “SEC”) on November 12, 2008, and as may be amended from time to time (the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and any related prospectus, as supplemented from time to time by one or more prospectus supplements.
     I have examined the Registration Statement, the resolutions of the Board of Directors of the Company adopted on November 7, 2008 (the “Resolutions”), documents, certificates and records of the Company and other documents, matters of fact and questions of law that I have deemed necessary or appropriate for the purposes of this opinion. In my examination, I have assumed the authenticity of original documents and the genuineness of all signatures, the conformity to the originals of all documents submitted to me as copies, and the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates I have reviewed. I have also assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) have become effective and will continue to be effective at the time of the issuance of any Shares; (ii) a prospectus supplement and, if necessary, a pricing supplement, will have been prepared and filed with the SEC describing any Shares offered thereby; (iii) all Shares will be issued in the manner stated in the Registration Statement and the applicable prospectus supplement and, if necessary, the applicable pricing supplement; (iv) at the time of any issuance of any Shares, the Company will have such number of Shares, as set forth in such offering or sale, authorized and available for issuance; (v) a definitive purchase, underwriting or similar agreement with respect to any Shares offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vi) at the time of any issuance of Shares, the Resolutions will not have been modified or rescinded and there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Shares.
     The opinions expressed herein are limited in all respects to the General Corporation

Law of the State of Delaware, the applicable provisions of the Delaware Constitution, and the reported judicial decisions interpreting these laws, and the federal laws of the United States and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such law may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.
     Based upon the foregoing, I am of the opinion that when (i) the terms of the issuance, sale, and related matters of the Shares have been duly authorized and approved by all necessary action of the Company’s Board of Directors or the Pricing Committee thereof (or any other duly authorized committee thereof), so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (ii) the Shares have been duly delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with any purchase, underwriting or similar agreement relating to such issuance, against payment of the consideration fixed therefor by the Company’s Board of Directors or the Pricing Committee thereof (or any other duly authorized committee thereof), the Shares will be duly authorized, validly issued, fully paid, and non-assessable.
     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and further consent to the use of my name wherever appearing in the Registration Statement, including any prospectus constituting a part thereof, and any amendments thereto. In giving this consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Sincerely,
/s/ Richard B. Hirst

Richard B. Hirst Senior Vice President — General Counsel